Exhibit 99.1

22nd Century Group Appoints Michael J. Zercher as Chief Operating Officer

June 14, 2019

Williamsville, New York – 22nd Century Group, Inc. (NYSE American:  XXII), a plant biotechnology company that is a leader in tobacco harm reduction, Very Low Nicotine Content (VLNC) tobacco, and hemp/cannabis research, announced today the appointment of Michael J. Zercher as the Company’s Chief Operating Officer.

“Since joining 22nd Century in 2016, Mike has become a highly valued member of our team providing critical leadership in several areas of our business. He has a proven track record of leading companies to rapid growth in challenging regulatory environments, and I am confident that he will serve 22nd Century’s shareholders well in his newly expanded role” explained Henry Sicignano, III, President and CEO of 22nd Century Group.

James W. Cornell, Director & Chairman of the Board of 22nd Century Group added, “Mike will drive our efforts to successfully bring 22nd Century’s proprietary VLNC cigarettes to market in the U.S. and internationally, as well as lead our Company’s strategic expansion in the hemp/cannabis space. We are very pleased to have Mike in the leadership role of Chief Operating Officer.”

Mr. Zercher will oversee and direct 22nd Century’s efforts across marketing, sales, business development, research and development, regulatory affairs and operations as the Company works to:

1)	Support the efforts of the U.S. Food and Drug Administration (FDA) and others to implement a new Agency rule requiring that all cigarettes sold in the U.S. contain only minimally or non-addictive levels of nicotine;
2)	Obtain a Modified Risk Tobacco Product (MRTP) marketing order from the FDA for the Company’s VLNC cigarettes;
3)	Commercialize 22nd Century’s proprietary VLNC cigarettes through strategic partnerships in the U.S. and internationally;
4)	Develop the Company’s hemp/cannabis intellectual property portfolio; and
5)	Expand 22nd Century’s presence in the hemp/cannabis value chain.

Mr. Zercher joined 22nd Century in October 2016 as Vice President of Business Development and has laid a strong foundation that positions the Company for future growth. He has led the Company’s efforts to develop a comprehensive hemp/cannabis strategy that the Company believes will create rapid future growth. In addition, he has supported the Company’s efforts to continue creating meaningful partnerships using 22nd Century’s proprietary VLNC cigarettes to help reduce the harm caused by smoking.

From 2003 until 2009, Mr. Zercher served as Vice President and Managing Director of Santa Fe Natural Tobacco Company’s (SFNTC) international business, a subsidiary of Reynolds American, Inc. and the corporate home of the Natural American Spirit tobacco brand. Under his leadership, Natural American Spirit’s annual revenue outside the U.S. grew from $8 Million to more than $100 Million while achieving double-digit profit growth each year, despite declining global industry sales. Mr. Zercher led the business unit’s aggressive expansion into more than twelve countries by making strategic acquisitions, developing key partnerships, building highly successful teams, and executing effective marketing and sales plans. The Natural American Spirit international business was eventually sold to Japan Tobacco Inc. for $5 Billion. From 2009 to 2016, Mr. Zercher was a self-employed consultant to entrepreneurs and high-growth businesses in the U.S. and Europe, and from 2012 to 2016, he was the owner of Santa Fe Hard Cider, LLC based in Santa Fe, NM.

About 22nd Century Group, Inc.

22nd Century is a plant biotechnology company focused on technology which allows it to decrease the level of nicotine in tobacco plants and modify the levels of cannabinoids in hemp/cannabis plants through genetic engineering and plant breeding. The Company’s primary mission in tobacco is to reduce the harm caused by smoking. The Company’s primary mission in hemp/cannabis is to develop proprietary hemp strains for important new medicines and agricultural crops. Visit www.xxiicentury.com and www.botanicalgenetics.com for more information.

Cautionary Note Regarding Forward-Looking Statements: This press release contains forward-looking information, including all statements that are not statements of historical fact regarding the intent, belief or current expectations of 22nd Century Group, Inc., its directors or its officers with respect to the contents of this press release, including but not limited to our future revenue expectations. The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances, or to reflect the occurrence of unanticipated events. You should carefully review and consider the various disclosures made by us in our annual report on Form 10-K for the fiscal year ended December 31, 2018, filed on March 6, 2019, including the section entitled “Risk Factors,” and our other reports filed with the U.S. Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

Contact:

22nd Century Group

James Vail, Director of Communications

716-270-1523

jvail@xxiicentury.com